                                                                     EXHIBIT 5.1

                                  August 6, 2004

Structured Products Corp.
388 Greenwich Street
New York, NY  10013

Ladies and Gentlemen:

     At your  request,  we have  examined  Amendment  No. 1 to the  Registration
Statement on Form S-3 filed by Structured Products Corp., a Delaware corporation
(the "Registrant") with the Securities and Exchange Commission on August 6, 2004
(the  "Registration  Statement"),  in connection with the registration under the
Securities  Act of 1933,  as  amended  (the  "Act"),  of Notes and  Certificates
(together the  "Securities").  The  Securities  are issuable in series (each,  a
"Series").  Each  Series  of  Certificates  is  issued  under a  separate  Trust
Agreement  by  and  between  the   Registrant   and  a  Trustee  named  therein,
establishing an individual trust for such Series (each, a "Trust").  Each Series of Notes is issued under an Indenture between the Trust and an Indenture Trustee named therein.  The  Securities are to be sold as set forth in the  Registration
Statement,  any amendments thereto, and the prospectus and prospectus supplement relating to each Series.

     We have  examined  such  instruments,  documents  and  records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed.  In such examination,  we have assumed the following:  (a) the  authenticity  of original documents  and the  genuineness  of all  signatures;  (b) the  conformity to the originals  of all  documents  submitted  to us as  copies;  and (c)  the  truth, accuracy and  completeness of the  information,  representations  and warranties contained  in the  records,  documents,  instruments  and  certificates  we have reviewed.

     Based on such examination,  we are of the opinion that when the issuance of each Series of  Securities  has been duly  authorized by  appropriate  corporate action and the Securities of such Series have been duly executed,  authenticated and delivered in accordance with the related Trust  Agreement and Indenture,  if applicable,  and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the  Securities  of such Series  will be legally  issued,  fully  paid,  binding obligations of the Trust created by each Trust Agreement, and the holders of the
Securities  of such Series will be entitled to the benefits of the related Trust
Agreement and  Indenture,  as applicable,  except as enforcement  thereof may be limited  by  applicable  bankruptcy,  insolvency,  reorganization,  arrangement, fraudulent  conveyance,  moratorium,  or other laws relating to or affecting the rights of  creditors  generally  and  general  principles  of equity,  including without limitation concepts of materiality,  reasonableness, good faith and fair dealing,  and the possible  unavailability of specific performance or injunctive relief,  regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration  Statement  and to the use of our name  wherever  appearing  in the
Registration  Statement and each prospectus  contained  therein.  In giving such consent,  we do not consider  that we are  "experts,"  within the meaning of the term as used in the Act or the  rules  and  regulations  of the  Securities  and
Exchange  Commission  issued  thereunder,  with  respect  to  any  part  of  the
Registration Statement, including this opinion as an exhibit or otherwise.

                                    Very truly yours,

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP